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                                                                     EXHIBIT 4.2

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                          Second Supplemental Indenture

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                   CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                                       TO

                              THE BANK OF NEW YORK,
                                     Trustee

                          Dated as of ________ __, 1999

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                       CREATING AN ISSUE OF MORTGAGE BONDS
                      8 1/8% SECOND MORTGAGE BONDS DUE 2004

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                  SUPPLEMENTAL TO THE SECOND MORTGAGE INDENTURE
                            DATED AS OF JULY 15, 1999

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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS.......................................................2
      Section 1.01.  Defined Terms...........................................2
            "Accounts Receivable Facility"...................................2
            "Acquired Debt"..................................................2
            "Affiliate"......................................................2
            "Appraiser"......................................................2
            "Asset Sale".....................................................2
            "Attributable Debt"..............................................3
            "Board of Directors".............................................4
            "Bondable Property"..............................................4
            "Bonded".........................................................4
            "Bonds of First Series"..........................................4
            "Bonds of Second Series".........................................4
            "Capital Lease Obligation".......................................4
            "Capital Stock"..................................................4
            "Cash Equivalents"...............................................4
            "Catamount Energy"...............................................5
            "Catamount Resources"............................................5
            "Change of Control"..............................................5
            "Change of Control Offer"........................................5
            "Change of Control Payment"......................................5
            "Change of Control Payment Date".................................5
            "Common Stock"...................................................5
            "Commission".....................................................5
            "Connecticut Valley".............................................6
            "Consolidated"...................................................6
            "Consolidated Cash Flow".........................................6
            "Consolidated Net Worth".........................................7
            "Consolidated Utility Income"....................................7
            "Continuing Directors"...........................................8
            "CV Realty"......................................................8
            "Default"........................................................8
            "Designated Asset Sale"..........................................8
            "Disqualified Stock".............................................8
            "East Barnet"....................................................8
            "Equity Interests"...............................................8
            "Event of Loss"..................................................8
            "Exchange Offer".................................................8
            "Existing Indebtedness"..........................................9
            "First Mortgage".................................................9
            "First Mortgage Bonds"...........................................9
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            "Fixed Charges"..................................................9
            "Fixed Charge Coverage Ratio"....................................9
            "GAAP"..........................................................10
            "Governmental Obligations"......................................10
            "Guarantee".....................................................10
            "Hedging Obligations"...........................................11
            "Holding Company"...............................................11
            "Holding Company Transaction"...................................11
            "Indebtedness"..................................................11
            "Independent"...................................................12
            "Initial Issuance Date".........................................12
            "Investments"...................................................12
            "Lien"..........................................................12
            "Make Whole Premium"............................................12
            "Moody's".......................................................13
            "Mortgaged Property Asset Sale".................................13
            "Net Income"....................................................13
            "Net Proceeds"..................................................14
            "Net Termination Value".........................................14
            "Non-Recourse Debt".............................................14
            "Obligations"...................................................14
            "Operating Cash Flow"...........................................15
            "Permissable Encumbrances"......................................15
            "Permitted Investments".........................................15
            "Permitted Refinancing Indebtedness"............................15
            "Person"........................................................16
            "Power Contract Buyout".........................................16
            "Preferred Stock"...............................................16
            "Prior Lien"....................................................16
            "Prior Lien Bonds"..............................................16
            "PSB"...........................................................16
            "Registration Rights Agreement".................................16
            "Regulated Subsidiary"..........................................16
            "Restricted Investment".........................................16
            "Sale and Leaseback Transaction"................................16
            "Second Mortgage Bonds".........................................17
            "Securitization Transaction"....................................17
            "Significant Subsidiary"........................................17
            "Smart Energy"..................................................17
            "Standard & Poor's".............................................17
            "Stated Maturity"...............................................17
            "Subsidiary"....................................................17
            "Successor Entity"..............................................17
            "Treasury Rate".................................................17
            "Unbonded"......................................................18
            "Unregulated Subsidiary"........................................18


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            "VELCO".........................................................18
            "Vermont Yankee"................................................18
            "Voting Stock"..................................................19
            "Weighted Average Life to Maturity".............................19
            "Wholly-Owned Regulated Subsidiary".............................19

ARTICLE II  8 1/8% SECOND MORTGAGE BONDS DUE 2004...........................20
      Section 2.01.  Bonds of Second Series.................................20
      Section 2.02.  Redemption; Make Whole Premium; Transfer and
                       Exchange.............................................21
      Section 2.03.  Change of Control......................................21
      Section 2.04.  Form of Bonds..........................................23
      Section 2.05.  Bonds Exchangeable Upon Surrender......................23
      Section 2.06.  Authentication of Bonds................................23
      Section 2.07.  Definitive Bonds.......................................23

ARTICLE III  COVENANTS......................................................23
      Section 3.01.  Payment of Bonds of Second Series......................23
      Section 3.02.  Maintenance of Office or Agency........................23
      Section 3.03.  Reports................................................24
      Section 3.04.  Compliance Certificate; Notice of Default..............24
      Section 3.05.  Payments For Consent...................................25
      Section 3.06.  Restricted Payments....................................25
      Section 3.07.  Dividend and Other Payment Restrictions Affecting
                       Regulated Subsidiaries...............................29
      Section 3.08.  Incurrence of Indebtedness.............................31
      Section 3.09.  Asset Sales other than Mortgaged Property Asset
                       Sales................................................34
      Section 3.10.  Mortgaged Property Asset Sales and Events of Loss......35
      Section 3.11.  Transactions with Affiliates...........................37
      Section 3.12.  Liens..................................................38
      Section 3.13.  Sale and Leaseback Transactions........................41
      Section 3.14.  Designation of Regulated and Unregulated
                       Subsidiaries.........................................41
      Section 3.15.  Changes in Covenants when Bonds of Second Series
                       Rated Investment Grade...............................42

ARTICLE IV  EVENTS OF DEFAULT AND REMEDIES..................................42
      Section 4.01.  Events of Default......................................42
      Section 4.02.  Acceleration...........................................44

ARTICLE V  THE TRUSTEE......................................................44
      Section 5.01.  Extent of Trustee's Liability..........................44

ARTICLE VI  SUCCESSORS......................................................44
      Section 6.01.  Merger, Consolidation, or Sale of Assets...............44

ARTICLE VII  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................45
      Section 7.01.  Option to Effect Legal Defeasance or Covenant
                       Defeasance...........................................45
      Section 7.02.  Legal Defeasance and Discharge.........................45


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      Section 7.03.  Covenant Defeasance....................................46
      Section 7.04.  Conditions to Legal or Covenant Defeasance.............46
      Section 7.05.  Deposited Money and Governmental Obligations to be
                       Held in Trust; Other Miscellaneous Provisions........47
      Section 7.06.  Reinstatement..........................................48

ARTICLE VIII  SATISFACTION OF BONDS OF SECOND SERIES........................48
      Section 8.01.  Satisfaction...........................................48

ARTICLE IX  MISCELLANEOUS PROVISIONS........................................49
      Section 9.01.  Incorporation of the Terms of the Indenture............49
      Section 9.02.  Amendment of the Second Supplemental Indenture.........49
      Section 9.03.  Benefits of Indenture..................................50
      Section 9.04.  Successors and Assigns.................................51
      Section 9.05.  Headings...............................................51
      Section 9.06.  Counterparts...........................................51

EXHIBIT 1 - Form of Bond...................................................E-1


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      SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture"), dated as of ________ __, 1999, to a Second Mortgage Indenture, dated as of July 15, 1999 (the "Indenture", and, as it may be supplemented or amended from time to time, including, without limitation, by this Second Supplemental Indenture, the "Second Mortgage"), between CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a
Vermont corporation (the "Company"), having offices at 77 Grove Street, Rutland, Vermont 05701, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), having offices at 101 Barclay Street, Floor 21 West,
New York, New York 10286.

      WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture to secure Mortgage Bonds issued by the Company pursuant to the Indenture, unlimited in aggregate principal amount except as therein otherwise provided;

      WHEREAS, Sections 2.01 and 15.01 of the Indenture provide, among other things, that the Company and the Trustee may enter into supplemental indentures to provide for the issuance of bonds of any series and to establish the form and provisions of the bonds of such series, all in a manner not inconsistent with the provisions of the Indenture;

      WHEREAS, the Company and the Trustee did enter into the First Supplemental Indenture, dated as of July 15, 1999, to create a first series of bonds under the Indenture;

      WHEREAS, the Company did covenant with the initial purchasers of the first series of bonds to exchange such bonds under an exchange offer and pursuant to a registration statement filed with the Commission for registered bonds of the Company;

      WHEREAS, the Company desires in and by this Second Supplemental Indenture to create a second series of bonds to be issued under the Indenture for the purpose of consummating an exchange of such bonds for all outstanding bonds of first series under the Indenture;

      WHEREAS, the Company desires to, in and through this Second Supplemental Indenture, designate such second series, to set forth a maturity date, interest rate, form and other terms of such bonds, all substantially the same as the first series bonds except that such second series bonds shall be registered with the Commission; and

      WHEREAS, all acts and things necessary to make this Second Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

      NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of Ten Dollars in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:
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                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Second Supplemental Indenture have the respective meanings given to them in the Indenture. For purposes of this Second Supplemental Indenture, the following terms have the following meanings:

            "Accounts Receivable Facility" means that certain accounts receivable facility existing pursuant to the Receivables Purchase Agreement, dated as of November 29, 1998, between the Company and The First National Bank of Boston.

            "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings; provided, further, that no Person (other than the Company or any Regulated Subsidiary of the Company) which makes, or in which a special purpose entity makes, an Investment in connection with a Securitization Transaction will be deemed to be an Affiliate of the Company or any of its Regulated Subsidiaries solely by reason of such Investment.

            "Appraiser" means a Person engaged in the business of appraising property competent to determine the fair market value of the particular property in question, and who or which, unless required to be Independent, may be employed by or Affiliated with the Company.

            "Asset Sale" means:

(1) the sale, lease, conveyance or other disposition of any assets by the Company or any Regulated Subsidiary other than sales of inventory or other current assets in the ordinary course of business consistent with past practice; or

(2) the issuance of Equity Interests in any of the Company's Regulated Subsidiaries or the sale of Equity Interests in any of its Regulated Subsidiaries;

      in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:


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      (a)   that have a fair market value in excess of $2,000,000 or

      (b)   for Net Proceeds in excess of $2,000,000.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(1) a transfer of assets by the Company to a Regulated Subsidiary or by a Regulated Subsidiary to the Company or to another Regulated Subsidiary;

(2) an issuance of Equity Interests by a Regulated Subsidiary to the Company or to another Regulated Subsidiary;

(3)   a Restricted Payment that is permitted by this Second Supplemental
      Indenture;

(4) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any of its Regulated Subsidiaries;

(5) transactions involving the license, lease or sublease of any real or personal property in the ordinary course of business;

(6)   a transfer of Equity Interests in, or an issuance of Equity Interests of,
      (x) a Subsidiary of the Company that is not a Regulated Subsidiary or (y) any Person that is an Unregulated Subsidiary on the Initial Issuance Date;

(7) sales of (a) assets of the type specified in the definition of "Securitization Transaction" to a special purpose entity and (b) accounts receivable, in each case for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (7), notes received in exchange for the transfer of assets of the type specified in the definition of "Securitization Transaction" will be deemed cash if the special purpose entity or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Securitization Transaction; or

(8) sales of Equity Interests in VELCO for fair market value, as evidenced by a resolution of the Board of Directors.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.


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            "Board of Directors" means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

            "Bondable Property" shall have the meaning set forth in the Indenture.

            "Bonded" shall have the meaning set forth in the Indenture.

            "Bonds of First Series" means the first series of bonds issued and secured by the Indenture, designated as "8 1/8% Second Mortgage Bonds due 2004".

            "Bonds of Second Series" has the meaning given in Section 2.01.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means:

(1)   in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means:

(1)   United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000;


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(4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody's or Standard & Poor's and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

            "Catamount Energy" means Catamount Energy Corporation, a Vermont corporation.

            "Catamount Resources" means Catamount Resources Corporation, a Vermont corporation.

            "Change of Control" means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its Regulated Subsidiaries taken as a whole;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all classes of outstanding Voting Stock of the Company; or

(4) the first day on which a majority of the members of the Board of Directors of the Company or of any Successor Entity are not Continuing Directors.

      Notwithstanding the foregoing, a "Change of Control" shall not include a "Holding Company Transaction."

            "Change of Control Offer" shall have the meaning given in Section 2.03(a).

            "Change of Control Payment" shall have the meaning given in Section 2.03(a).

            "Change of Control Payment Date" shall have the meaning given in
Section 2.03(a).

            "Common Stock" means the Company's common stock, $1.00 par value.

            "Commission" means the Securities and Exchange Commission.


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            "Connecticut Valley" means Connecticut Valley Electric Company Inc., a New Hampshire corporation.

            "Consolidated" means, with respect to the Company, the consolidation of the accounts of the Regulated Subsidiaries with those of the Company, all in accordance with GAAP (without duplication); provided, however, that "consolidation" will not include consolidation of the accounts of any Unregulated Subsidiary with the accounts of the Company. The term
"consolidation" has a correlative meaning.

            "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Utility Income of such Person for such period plus:

      (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Regulated Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Utility Income; plus

      (2) provision for taxes based on income or profits of such Person and its Regulated Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Utility Income; plus

      (3) consolidated interest expense of such Person and its Regulated Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Utility Income; plus

      (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense (other than the amortization of the cost of Power Contract Buyouts after the Initial Issuance Date) to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Regulated Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Utility Income; minus

      (5) non-cash items increasing such Consolidated Utility Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Regulated Subsidiary of the Company shall be added to Consolidated Utility Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Regulated Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Regulated Subsidiary or its stockholders.

            "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of the following amounts (each determined in accordance with GAAP):

      (1) the consolidated equity of the common shareholders (or equity holders) of such Person and its consolidated Subsidiaries as of such date; plus

      (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; less

      (1) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Initial Issuance Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

            "Consolidated Utility Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Regulated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Regulated Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly-Owned Regulated Subsidiary thereof;

(2) the Net Income of any Regulated Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Regulated Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Regulated Subsidiary or its stockholders;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded;

(5) the Net Income of any Unregulated Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

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(6)   to the extent such amounts have not already been excluded in calculating
      Consolidated Utility Income, the amounts paid pursuant to Section 3.06(d)(ix) shall be excluded.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

      (1) was a member of such Board of Directors on the date of the Second Mortgage; or

      (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "CV Realty" means C.V. Realty, Inc., a Vermont corporation.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "Designated Asset Sale" means an Asset Sale that is not a Mortgaged Property Asset Sale and that is designated as a Designated Asset Sale by the Board of Directors.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date of final maturity of the Bonds of Second Series. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 3.06.

            "East Barnet" means Central Vermont Public Service Corporation - East Barnet Hydroelectric, Inc., a Vermont corporation.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Event of Loss" means (i) the loss or destruction of or damage to any Mortgaged Property, (ii) the condemnation, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any Mortgaged Property or (iii) any consensual settlement in lieu of any event listed in clause (ii), in each case whether in a single event or a series of related events, that results in Net Proceeds from all sources in excess of $1,000,000.

            "Exchange Offer" has the meaning given in Section 2.01.

            "Existing Indebtedness" means Indebtedness of the Company and its Regulated Subsidiaries in existence on the Initial Issuance Date, until such amounts are repaid, including, without limitation, up to $17,000,000 of First Mortgage Bonds Series PP, QQ and RR to be issued on the Initial Issuance Date.

            "First Mortgage" means the Mortgage of the Company dated October 1, 1929, to the State Street Bank and Trust Company, successor to Old Colony Trust Company, as Trustee, as from time to time amended and supplemented.

            "First Mortgage Bonds" means the securities and other Indebtedness authenticated and delivered from time to time pursuant to the First Mortgage.

            "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (1) the consolidated interest expense of such Person and its Regulated Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

      (2) the consolidated interest of such Person and its Regulated Subsidiaries that was capitalized during such period; plus

      (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Regulated Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such guarantee or Lien is called upon; plus

      (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Regulated Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Regulated Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Regulated Subsidiaries for such period to the Fixed Charges of such Person and its Regulated Subsidiaries for such period. In the event that the specified Person or any of its Regulated Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage

Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Regulated Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Utility Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Regulated Subsidiaries following the Calculation Date.

            "GAAP" means generally accepted accounting principles in use at the Initial Issuance Date or, at the option of the Company, other generally accepted accounting principles which are in use at the time of their determination; in determining generally accepted accounting principles, the Company may, but shall not be required to, conform to any accounting order, rule or regulation of any regulatory authority having jurisdiction over the electric generating, transmission or distribution operations of the Company.

            "Governmental Obligations" means direct obligations of or obligations unconditionally guaranteed by the federal government or any political subdivision of the United States of America, any agency, department or any other administrative authority or instrumentality thereof, including without limitation, any local or other governmental agency or other authority within the United States of America.

            "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(3)   agreements in connection with commodities swaps or options.

            "Holding Company" means the corporation formed in a Holding Company Transaction which, immediately following such transaction, holds all of the Company's outstanding capital stock other than preferred stock.

            "Holding Company Transaction" means any transaction or series of transactions the result of which is that a holding company acquires all of the outstanding common stock of the Company, substantially as contemplated by the Company's holding company filing with the PSB as of the Initial Issue Date, provided, in no event shall a "Holding Company Transaction" include any transaction in which any portion of the business conducted by the Company or a Regulated Subsidiary, or any of the Capital Stock of a Regulated Subsidiary, is transferred to a Person other than the Company or a Regulated Subsidiary.

            "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1)   borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)   banker's acceptances;

(4)   Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)   any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

            "Independent" means, when used with respect to any specified Person, a Person selected by the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or a Vice President of the Company and approved by the Trustee, who (i) is in fact independent, (ii) does not have any material direct financial interest or any material indirect financial interest in the Company or in any other obligor on the Bonds of Second Series or in any Affiliate of the Company or any such other obligor and (iii) is not connected with the Company or such other obligor as an Affiliate or an officer, employee, promoter, underwriter, trustee, or partner, director or Person performing similar functions.

            "Initial Issuance Date" means July 30, 1999.

            "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Regulated Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Regulated Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Regulated Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Regulated Subsidiary not sold or disposed of in an amount determined as provided in Section 3.06(e). The acquisition by the Company or any Regulated Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Regulated Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 3.06(e).

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, except in connection with any Securitization Transaction, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

            "Make Whole Premium", with respect to any Bond of Second Series, means, with respect to any prepayment of such Bond of Second Series in circumstances requiring the payment of a Make Whole Premium, an amount equal to the excess of (a) the aggregate present value as of the date of such prepayment of the expected future cash flows of such Bond of Second Series (for the avoidance of doubt, such amounts shall include all principal and interest payable with respect to such Bond of Second Series) (exclusive of interest accrued to the date of prepayment) that, but for such prepayment, would have been payable if such prepayment had not been made, all determined by discounting such amounts at a rate which is equal to the Treasury Rate three days prior to prepayment plus 50 basis points over (b) the aggregate principal amount of the Bond of Second Series then to be prepaid.

            "Moody's" means Moody's Investor Service, Inc., or any successor to its securities ratings business.

            "Mortgaged Property Asset Sale" means the sale, lease (other than an operating lease), conveyance or other disposition (each, a "Disposition") of any Mortgaged Property, including, without limitation, by means of an amalgamation, merger, consolidation or similar transaction (provided that the Disposition of all or substantially all of the assets of the Company and its Regulated Subsidiaries taken as a whole shall be governed by Section 2.03 and/or Section
6.01 and not by the provisions of Section 3.10), or a series of related Dispositions by the Company or any of its Regulated Subsidiaries involving the Mortgaged Property, other than

      (1) the sale for fair market value of machinery, equipment, furniture, apparatus, tools or implements or other property that may be defective or may have become worn out or obsolete or no longer useful in the reasonable judgment of the Company in the operations of the Company;

      (2) the sale or exchange of property at the Company's operating facilities with an aggregate value not to exceed $2,000,000 at any one time, provided such equipment has been replaced by equipment of equal or greater value within 180 days of such sale or exchange. A Mortgaged Property Asset Sale shall not include the requisition of title to or the seizure, condemnation, forfeiture or casualty of any Mortgaged Property; or

      (3) the voluntary transfer, waiver or modification of the right to sell power to the customers of the Company within its franchise (but not its rights as a distribution company) in contemplation of or as part of the restructuring of the Company.

            "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Regulated Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Regulated Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Regulated Subsidiaries in respect of any Asset Sale or Mortgaged Property Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Mortgaged Property Asset Sale), net of the direct costs relating to such Asset Sale or Mortgaged Property Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than the First Mortgage Bonds and Second Mortgage Bonds, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "Net Termination Value" shall mean the difference between (a) the aggregate amounts (if any) that would be required to be paid by the Company or any Regulated Subsidiary if such Hedging Obligation were terminated by reason of default relating to the Company or a Regulated Subsidiary, and (b) the aggregate amounts (if any) that the Company or any Regulated Subsidiary would be entitled to receive if such Hedging Obligations were terminated by reason of a default relating to the Company or any Regulated Subsidiary. The Net Termination Value shall be determined (a) as of the end of the most recent fiscal quarter ended or
(b) as of the date such Hedging Obligation is entered into if it is entered into after the end of such fiscal quarter.

            "Non-Recourse Debt" means Indebtedness

(1) as to which neither the Company nor any of its Regulated Subsidiaries (other than the special purpose entity incurring such Indebtedness, in the case of Indebtedness incurred in the ordinary course of business) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unregulated Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Bonds of Second Series and bonds of First Series) of the Company or any of its Regulated Subsidiaries (other than the special purpose entity incurring such Indebtedness, in the case of Indebtedness incurred in the ordinary course of business), to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) with respect to any such Indebtedness incurred after the Initial Issuance Date, the lenders have been notified of the non-recourse nature of the Indebtedness.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Operating Cash Flow" means, with respect to any Person for any period, the net cash provided by operating activities of such Person and its Regulated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP.

            "Permissable Encumbrances" shall have the meaning set forth in the Indenture.

            "Permitted Investments" means

      (1) an Investment by the Company or a Regulated Subsidiary in the Company or in a Regulated Subsidiary of the Company;

      (2) an Investment in Cash Equivalents;

      (3) an Investment by the Company or any Regulated Subsidiary in a Person, if as a result of such Investment

            (a) such Person becomes a direct or indirect Regulated Subsidiary of the Company or

            (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Regulated Subsidiary of the Company;

      (4) an Investment received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

      (5) the acquisition by the Company, a Regulated Subsidiary or a special purpose entity in connection with a Securitization Transaction of Equity Interests of a trust or other Person established by the Company, a Regulated Subsidiary or such special purpose entity to effect such Securitization Transaction; and any other Investment by the Company or a Subsidiary of the Company in a special purpose entity or any Investment by a special purpose entity in any other Person in connection with a Securitization Transaction (provided, that such other Investment is in the form of a note or other instrument that the special purpose entity or other Person is required to repay as soon as practicable from available cash collections) less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Securitization Transaction.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Regulated Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Regulated Subsidiaries (other than intercompany Indebtedness); provided that:

      (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

      (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Bonds of Second Series, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Bonds of Second Series on terms at least as favorable to the Holders of Bonds of Second Series as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

      (4) such Indebtedness is incurred either by the Company or by the Regulated Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Power Contract Buyout" means the termination, restatement or amendment of power purchase agreements of the Company or any Regulated Subsidiary pursuant to the terms of any settlement agreement approved by the PSB.

            "Preferred Stock" means any Capital Stock of the Company which by its terms has preference to common stock in right of dividends or other distributions or upon liquidation or dissolution.

            "Prior Lien" shall have the meaning set forth in the Indenture.

            "Prior Lien Bonds" means the First Mortgage Bonds and any other bonds, notes or other Indebtedness (including the evidence thereof) secured by a Prior Lien

            "PSB" means the Vermont Public Service Board.

            "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of July 30, 1999, among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc.

            "Regulated Subsidiary" means Connecticut Valley and East Barnet and any other Subsidiary of the Company that is not an Unregulated Subsidiary.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Sale and Leaseback Transaction" means any form of lease arrangement in which the Company or a Regulated Subsidiary sells an asset to another Person in exchange for cash and then contracts to lease the asset for a specified term.

            "Second Mortgage Bonds" means bonds of any series authenticated and delivered from time to time under the Second Mortgage.

            "Securitization Transaction" means a transaction in which the Company or any Regulated Subsidiary, pursuant to authorization of the PSB, if required by applicable law, or other appropriate governmental authorizations, transfers rights or other property to a Person formed as a special purpose entity in conjunction with a financing involving such Person of accounts receivable of such person or based on the Company's or such Regulated Subsidiary's right to collect a non-bypassable transition or similar charge or other transferred right or property; provided that all Indebtedness incurred in connection with any such transaction shall constitute Non-Recourse Indebtedness.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

            "Smart Energy" means Smart Energy Services, Inc., a Vermont corporation.

            "Standard & Poor's" means Standard & Poor's Ratings Group or any successor to its securities ratings business.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal (including mandatory sinking fund payments) was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Subsidiary" means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "Successor Entity" shall have the meaning in Section 6.01.

            "Treasury Rate" means, at any time with respect to the Bonds of Second Series being prepaid, (a) the yield reported on page C4 of the Bloomberg Financial Markets Service (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York, New York time) for those actively traded United States government securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the Bonds of

Second Series being prepaid or (b) in the event that no nationally recognized trading screen reporting on-line intraday trading in United States government securities is available, Treasury Rate shall mean the weekly average of the yield to maturity on the United States Treasury obligations with a constant maturity (as compiled by and published in the most recently published issue of the United States Federal Reserve Statistical Release designated H.15(519) or its successor publication) most nearly equal to (by rounding to the nearest month) the Weighted Average Life to Maturity of the Bonds of Second Series then being prepaid. If no maturity exactly corresponding to such Weighted Average Life to maturity of such Bonds of Second Series shall appear therein, the weekly average yield for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Rate shall be interpolated or extrapolated, as the case may be, from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

            "Unbonded" as applied to Bonds of First Series, Bonds of Second Series, Prior Lien Bonds or Bondable Property means that such Bonds of First Series, Bonds of Second Series, Prior Lien Bonds or Bondable Property are not Bonded.

            "Unregulated Subsidiary" means (a) CV Realty, Catamount Resources, Catamount Energy, Smart Energy and VELCO and (b) any of their respective Subsidiaries and (c) any other Subsidiary of the Company that is designated by the Board of Directors as an Unregulated Subsidiary pursuant to a Board Resolution, but, in each case, only to the extent that such Subsidiary:

(1)   has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Regulated Subsidiary of the Company (other than transactions permitted by Section 3.11(b)) unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Regulated Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Regulated Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Regulated Subsidiaries;

(5)   is not subject to federal or state regulation as a public utility company.

            "VELCO" means Vermont Electric Power Company, Inc., a Vermont corporation.

            "Vermont Yankee" means Vermont Yankee Nuclear Power Corporation, a Vermont corporation, or the Company's interest therein, as the context may require.

            "Voting Stock" of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of the Board of Directors of that Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)   the then outstanding principal amount of such Indebtedness.

            "Wholly-Owned Regulated Subsidiary" of any specified Person means a Regulated Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Regulated Subsidiaries of such Person.

                                   ARTICLE II

                      8 1/8% SECOND MORTGAGE BONDS DUE 2004

      Section 2.01. Bonds of Second Series. There is hereby created a second series of bonds to be issued under and secured by the Indenture, to be designated as "8 1/8% Second Mortgage Bonds due 2004," of the Company ("Bonds of Second Series"). The issuance of the Bonds of Second Series hereunder shall be based upon retired Bonds of First Series previously outstanding, to be exchanged for Bonds of Second Series as contemplated by the Registration Rights Agreement (such offer, the "Exchange Offer"). The Bonds of Second Series shall be issued in an aggregate principal amount of $75,000,000 minus the outstanding aggregate principal amount of the Bonds of First Series that have not been tendered and accepted for exchange pursuant to the Exchange Offer. The Bonds of Second Series shall be registered bonds without coupons and shall be dated as described in
Section 2.03 of the Indenture except that the Bonds of Second Series issued shall be dated on the expiration of the Exchange Offer. All Bonds of Second Series shall mature August 1, 2004; the principal of and interest and premium, if any, on the Bonds of Second Series shall be payable in lawful money of the United States of America; the place where such principal shall be payable shall be at the principal office of the Trustee in the Borough of Manhattan, City and State of New York (or at the principal office of any successor in trust); the place where interest and premium, if any, shall be payable shall be the office or agency of the Company in the Borough of Manhattan, City and State of New York, or by check mailed to the registered holders of the Bonds of Second Series, except as set forth below; the rate of interest shall be 8 1/8% per annum, payable semi-annually on the first day of February and the first day of August each year, commencing on February 1, 2000; interest on the Bonds shall accrue from the Initial Issuance Date or, if interest has already been paid on the Bonds of First Series to be exchanged pursuant to the Exchange Offer for the corresponding Bonds of Second Series from the date it was most recently paid, and shall be computed on a basis of a 360-day year comprised of twelve 30-day months; and the terms of redemption shall be as referred to in Section 2.02 of this Article II.

      The Company shall make all payments in respect of the Bonds of Second Series represented by the Global Bond (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the Global Bond Holder. The Company shall make all payments of principal, interest and premium, if any, with respect to Bonds of Second Series represented by certificated bonds by wire transfer of immediately available funds to the respective accounts specified in writing to the Paying Agent prior to the applicable record date by any Holders of not less than $1,000,000 in principal amount of the Bonds of Second Series or, if no such account is specified or if a Holder holds Bonds of Second Series in a lesser amount, by mailing a check to each such Holder's registered address.

      So long as there is no existing default in the payment on the Bonds of Second Series, the Person in whose name any Bonds of Second Series is registered at the close of business on any record date (as defined below) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding any transfer or exchange of such Bonds of Second Series subsequent to the record date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the Person in whose name such Bonds of Second Series is registered on the date of payment of such defaulted interest.

      As used in this Section 2.01, the term "default in the payment of interest" means failure to pay interest due on the applicable interest payment date disregarding any period of grace permitted by Section 12.01 of the Indenture, and the term "record date" with respect to each February 1 interest payment date means the January 15 immediately preceding such February 1, and with respect to each August 1 interest payment date means the July 15 immediately preceding such August 1.

      Section 2.02. Redemption; Make Whole Premium; Transfer and Exchange. The Bonds of Second Series will not be subject to any mandatory redemption, sinking fund or other obligation of the Company to amortize, redeem or retire the Bonds of Second Series. The Company shall have the right to redeem the Bonds of Second Series in whole or in part (if in part, on a pro rata basis), at any time and from time to time, upon not less than 30 nor more than 60 days' notice to holders of such Bonds of Second Series, in cash at a redemption price equal to 100% of the principal amount of the Bonds of Second Series to be redeemed, plus accrued and unpaid interest thereon through the applicable redemption date, plus the applicable Make Whole Premium. No bonds of $1,000 in principal amount or less shall be redeemed in part.

      In the event of any redemption of the Bonds of Second Series, neither the Company nor the Trustee shall be required to (i) register the transfer of or exchange any Bonds of Second Series during a period beginning at the opening of 15 days before any selection for redemption of such Bonds of Second Series and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Bonds of Second Series to be redeemed or (ii) register the transfer of or exchange any Bonds of Second Series so selected for redemption, in whole or in part, except the unredeemed portion of any Bonds of Second Series being redeemed in part. In the event that any Bondholder surrenders a Bond for repayment pursuant to a Change of Control, neither the Company nor the Trustee shall be required to register the transfer of or exchange of any such Bonds of Second Series except the portion, if any, of such Bonds of Second Series not to be so redeemed.

      In the case of any redemption of the Bonds of Second Series by the Trustee pursuant to this Second Supplemental Indenture, notice of redemption shall be given in a similar manner by the Trustee.

      Section 2.03. Change of Control.

      (a) If a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Bonds of Second Series at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (i) that the Change of Control Offer is being made pursuant to this Section 2.03 and that all Bonds of Second Series tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Bond of Second Series not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Bonds of Second Series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Bonds of Second Series purchased pursuant to a Change of Control Offer will be required to surrender the Bonds of Second Series, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the form of Bonds of Second Series completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Bonds of Second Series delivered for purchase, and a statement that such Holder is withdrawing his election to have the Bonds of Second Series purchased; and (vii) that Holders whose Bonds of Second Series are being purchased only in part will be issued new Bonds of Second Series equal in principal amount to the unpurchased portion of the Bonds of Second Series surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Bonds of Second Series in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Second Mortgage, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Second Mortgage by virtue of such compliance.

      (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Bonds of Second Series or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Bonds of Second Series or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Bonds of Second Series so accepted together with an Officers' Certificate stating the aggregate principal amount of Bonds of Second Series or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Bonds of Second Series so tendered the Change of Control Payment for such Bonds of Second Series, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Bond of Second Series equal in principal amount to any unpurchased portion of the Bonds of Second Series surrendered by such Holder, if any; provided, that each such new Bond shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Second Mortgage applicable to a Change of Control Offer made by the Company and purchases all Bonds of Second Series validly tendered and not withdrawn under such Change of Control Offer.

      Section 2.04. Form of Bonds. The Bonds of Second Series shall be registered bonds without coupons. Bonds of Second Series may be issued in denominations of $1,000 and shall be numbered consecutively from "R1" upward and in such integral multiples of $1,000 as the Company may authorize, appropriately numbered, the execution and delivery thereof to be conclusive evidence of such authorization.

      The form of Bonds of Second Series shall be substantially in the form of
Exhibit 1 attached hereto (and any of the provisions of such Bond may be set forth on the reverse side thereof).

      Section 2.05. Bonds Exchangeable Upon Surrender. Bonds of Second Series shall be exchangeable upon surrender thereof at the principal office of the Trustee in the Borough of Manhattan, City and State of New York (or at the principal office of any successor in trust) for registered Bonds of Second Series without coupons of the same aggregate principal amount but of different authorized denomination or denominations, subject to Section 2.02 of this
Article II. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including, but not limited to, those set forth on the form of Bonds of Second Series) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Second Mortgage.

      Section 2.06. Authentication of Bonds. Until Bonds of Second Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver in lieu thereof, Bonds of Second Series in temporary form as provided in Section 2.07 of the Indenture.

      Section 2.07. Definitive Bonds. Definitive Bonds of Second Series may be in the form of fully engraved Bonds or Bonds printed or legibly typed.

                                   ARTICLE III

                                    COVENANTS

      So long as any Bonds of Second Series are Outstanding, subject to Section 3.15, the Company covenants and agrees as follows:

      Section 3.01. Payment of Bonds of Second Series. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Bonds of Second Series on the dates and in the manner provided in the Bonds of Second Series. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Regulated Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

      Section 3.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City and State of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where the Bonds of Second Series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Bonds of Second Series and this Second

Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Bonds of Second Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City and State of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

      Section 3.03. Reports. The Company shall file with the Trustee, within 15 days of filing them with the Commission, copies of the current, quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 and 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless file with the Commission and the Trustee, on the date upon which it would have been required to file with the Commission, current, quarterly and annual financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation, upon which the Trustee may conclusively rely), and a "Management's Discussion and Analysis of Financial Condition and Results of Operation," both comparable to that which the Company would have been required to include in such current, quarterly and annual reports, information, documents or other reports on Forms 8-K, 10-Q and 10-K if the Company were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, provided that the Company shall not be required to register under the Exchange Act by virtue of this provision, if not otherwise required to do so.

      Section 3.04. Compliance Certificate; Notice of Default.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Regulated Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Second Mortgage, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge either (i) no Default or Event of Default has occurred and is continuing, as of the date of such certificate, or (ii) if a Default or Event of Default shall have occurred and is continuing on such date, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto.

      (b) At any time the Suspended Sections are applicable to the Bonds of Second Series pursuant to Section 3.15, upon becoming aware of any Default of Event of Default, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default.

      Section 3.05. Payments For Consent. Neither the Company nor any of it its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of the Bonds of Second Series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Second Mortgage or such Bonds of Second Series unless such consideration is offered to be paid or agreed to be paid to all holders of the Bonds of Second Series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

      Section 3.06. Restricted Payments.

      (a) Subject to the other provisions of this Section 3.06, the Company shall not, and shall not permit any of its Regulated Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any cash dividend or other distribution on account of the Company's or any of its Regulated Subsidiaries' Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving the Company, other than
                  (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and (y) any portion of a dividend or distribution by a Regulated Subsidiary of the Company that is payable to the Company or to any Regulated Subsidiary of the Company);

            (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation in connection with any merger or consolidation involving the Company) from any Person other than the Company or a Regulated Subsidiary any Equity Interests of the Company, any of its Subsidiaries or any direct or indirect parent of the Company (other than the conversion or exchange of Equity Interests of the Company for other Equity Interests of the Company);

            (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness other than First Mortgage Bonds or Second Mortgage Bonds or Indebtedness payable to the Company, except at Stated Maturity; or

            (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),

      unless, at the time of and after giving effect to such Restricted
Payments:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (2) except in the case of a Restricted Investment, the Company would, at the time of such Restricted Payment, and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of not less than
                  2.50 to 1 (calculated as described in Section 3.08); and

            (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Regulated Subsidiaries after the Initial Issuance Date (excluding Restricted Payments permitted by clause (ii),
                  (iii), (iv), (vi), (vii), (viii) or (ix) of Section 3.06(d)), is less than the sum of

                  (A) 20% of the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Initial Issuance Date through the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Cash Flow for such period is a deficit, less 100% of such deficit), plus

                  (B) 100% of the aggregate net cash proceeds received by the Company after the Initial Issuance Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                  (C) to the extent that any Restricted Investment that was made after the Initial Issuance Date sold for cash or Cash Equivalents or was otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of
                        (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                  (D)   $15,000,000.

      (b) Notwithstanding the foregoing:

            (i) nothing in this covenant shall prohibit or restrict any distribution of any Equity Interests (other than Disqualified Stock) of the Company or of any of its Unregulated Subsidiaries as part of a Holding Company Transaction; and

            (ii)  following a Holding Company Transaction, subject to clauses
                  (c) and (d) of this Section 3.06, neither the Company nor any Regulated Subsidiary shall make a Restricted Payment other than a Restricted Investment unless:

                  (A) such Restricted Payment is used to pay expenses incurred by the Holding Company or a wholly-owned subsidiary of the Holding Company in the ordinary course of business if, and only to the extent that, such expenses represent a cost of the Company or a Regulated Subsidiary incurred in the ordinary course of business; or

                  (B) the proceeds of such Restricted Payment are utilized by the Holding Company solely to fund a pro rata distribution to the public shareholders of the Holding Company; and

            (iii) Subject to clauses (c) and (d) of this Section 3.06, the
                  Company and its Regulated Subsidiaries shall not make any Restricted Investments other than Restricted Investments in an aggregate amount (a) equal to (i) for the period from the Initial Issuance Date through December 31, 1999, $1,000,000 and (ii) thereafter, $2,000,000 in any fiscal year and (b) not to exceed $10,000,000 since the Initial Issuance Date, provided, that, if in any fiscal year the aggregate amount of any such Restricted Investments is less than the amount permitted in any fiscal year, the Company and its Regulated Subsidiaries will be entitled, in any succeeding fiscal year, to make Restricted Investments in an amount equal to (a) $2,000,000 plus (b) the aggregate amount of Restricted Investments that were permitted but not made in any earlier fiscal year (or portion thereof) after the Initial Issuance Date.

      (c) The Company shall be permitted to make distributions to the Holding Company in an amount not to exceed, in any period, the amount of Restricted Investments permitted by Section 3.06(b)(iii), provided that such distributions shall reduce, dollar for dollar, the amount of Restricted Investments permitted to be made by the Company under Section 3.06(b)(iii).

      (d) Nothing in this Section 3.06 shall prohibit:

            (i) so long as no Default shall have occurred and be continuing or would be caused thereby, the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Second Mortgage;

            (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness other than the First Mortgage Bonds or the Second Mortgage Bonds of the Company or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to the Regulated Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded Section 3.06(a)(3)(B);

            (iii) the defeasance, redemption, repurchase or other acquisition of
                  Indebtedness other than First Mortgage Bonds or Second Mortgage Bonds of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (iv) the payment of any dividend by a Regulated Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

            (v) the repurchase, redemption, cancellation or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management, employees or directors pursuant to (x) any management, employee or director equity subscription agreement or stock option agreement or (y) upon the death, disability or termination of employment of such members of management employees or directors; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period;

            (vi) so long as no Default shall have occurred and be continuing or would be caused thereby, the payment of dividends, and the satisfaction of mandatory redemption obligations, in respect of any Preferred Stock outstanding on the Initial Issuance Date in accordance with the terms thereof in effect on such date;

            (vii) the repayment of (x) revolving credit borrowings used to finance working capital needs or (y) other revolving credit facilities utilized to finance accounts receivable;

           (viii) the utilization, in accordance with the terms of the Company's Dividend Reinvestment Plan or employee benefit plans, of any proceeds from dividends paid by the Company in respect of its Capital Stock permitted by this covenant to be made to purchase additional shares of the Company's Capital Stock for the benefit of the participants in such plan; and

            (ix) payments to any direct or indirect parent corporation of the Company in respect of (A) federal income taxes for the tax periods for which a federal consolidated return is filed by such direct or indirect parent corporation of the Company for a consolidated group of which such direct or indirect parent corporation of the Company is the parent and the Company and its Subsidiaries are members, in an amount not to exceed the hypothetical federal income taxes that the Company would have paid if the Company and its Regulated Subsidiaries filed a separate consolidated return with the

                  Company as the parent, taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate consolidated return had been filed, (B) state income tax for the tax periods for which a state combined, consolidated or unitary return is filed by such direct or indirect parent corporation of the Company for a combined, consolidated or unitary group of which such direct or indirect parent corporation of the Company is the parent and the Company and its Subsidiaries are members, in an amount not to exceed the hypothetical state income taxes that the Company would have paid if the Company and its Regulated Subsidiaries had filed a separate combined, consolidated or unitary return taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate combined return had been filed and (C) capital stock, net worth, or other similar taxes (but for the avoidance of doubt, excluding any taxes based on net or gross income) payable by such direct or indirect parent corporation of the Company based on or attributable to its investment in or ownership of the Company and its Regulated Subsidiaries; provided, however, that in no event shall any such tax payment pursuant to this clause (ix) exceed the amount of federal (or state, as the case may be) income tax that is, at the time the Company makes such tax payments, actually due and payable by such direct or indirect parent corporation of the Company to the relevant taxing authorities or to become due and payable within 30 days of such payment of the Company; provided, further, that for purposes of this clause (ix), payments made by any Regulated Subsidiary to a Regulated Subsidiary or the Company which are in turn distributed by such Regulated Subsidiary or the Company to any direct or indirect parent corporation of the Company shall be disregarded.

      (e) For purposes of this Section 3.06, the amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Regulated Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 3.06 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination shall be based upon an opinion or appraisal issued by an Independent Appraiser if the fair market value exceeds $10,000,000. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 3.06 were computed, together with a copy of any fairness opinion or appraisal required by this Second Supplemental Indenture.

      Section 3.07. Dividend and Other Payment Restrictions Affecting Regulated Subsidiaries.

      (a) The Company shall not, and shall not permit any of its Regulated Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Regulated Subsidiary to (i) pay dividends or make any other distributions to the Company or any of its Regulated Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits; (ii) pay any Indebtedness owed to the Company or any of its Regulated Subsidiaries; (iii) make loans or advances to the Company or any of its Regulated Subsidiaries; or (iv) transfer any of its properties or assets to the Company or any of its Regulated Subsidiaries.

      (b) However, Section 3.07(a) shall not apply to encumbrances or restrictions existing under or by reason of:

            (i) Existing Indebtedness as in effect on the Initial Issuance Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Initial Issuance Date;

            (ii)  applicable law or regulation;

            (iii) any instrument governing Indebtedness or Capital Stock of a
                  Person acquired by the Company or any of its Regulated Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

            (iv) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice;

            (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in Section 3.07(a)(iv) to the extent applicable to the property so acquired;

            (vi) any contract for the sale of 100% of the Capital Stock of a Regulated Subsidiary;

            (vii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

           (viii) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

            (ix) Indebtedness or other contractual requirements of a special purpose entity in connection with a Securitization Transaction, provided that such restrictions apply only to such special purpose entity;

            (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

            (xi)  restrictions contained in the Indebtedness described in
                  Section 3.08(b)(xii);

            (xii) Indebtedness of a Regulated Subsidiary owed to and held by the
                  Company; and

           (xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

      Section 3.08. Incurrence of Indebtedness.

      (a) The Company shall not, and shall not permit any of its Regulated Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"), any Indebtedness (including Acquired
Debt) or issue any Disqualified Stock and the Company shall not permit any of its Regulated Subsidiaries to issue any preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred or Disqualified Stock or preferred stock is issued would have been at least 2.50 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred or such Disqualified Stock or preferred stock had been issued at the beginning of such four-quarter period.

      (b) The foregoing provisions shall not apply to the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

            (i)   the existence of the Existing Indebtedness;

            (ii) the incurrence by the Company of Indebtedness represented by the Bonds of First Series or the Bonds of Second Series in aggregate principal amount not to exceed $75,000,000 at any time outstanding;

            (iii) the incurrence by the Company or any of its Regulated
                  Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Regulated Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iii), not to exceed $5,000,000 at any time outstanding;

            (iv) the incurrence by the Company or any of its Regulated Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Second Mortgage to be incurred under Section 3.08(a) or clauses (i), (ii), (iii) or
                  (ix) of this paragraph;

            (v) the incurrence by the Company or any of its Regulated Subsidiaries of intercompany Indebtedness between or among the Company and/or any of its Regulated Subsidiaries; provided, however, that:

                  (A) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Bonds of Second Series, and

                  (B) (x) any subsequent issuance or transfer of Equity Interests that results in any Person other than the Company or a Regulated Subsidiary being the obligee on such Indebtedness and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Regulated Subsidiary and that results in such Person being the obligee on such Indebtedness, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Regulated Subsidiary, as the case may be, that was not permitted by this clause (v);

            (vi) the incurrence by the Company or any of its Regulated Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging: (x) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Second Mortgage to be outstanding; or (y) the cost of commodities purchased or received by the Company or any of its Regulated Subsidiaries in the ordinary course of business provided that, in the case of clause (y), the Net Termination Value of such Hedging Obligations shall not at any time exceed $3,000,000;

            (vii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

           (xiii) Indebtedness of the Company or any Regulated Subsidiary represented by performance bonds and letters of credit for the account of the Company or such Regulated Subsidiary, as the case may be, in order to provide security for workers' compensation claims and payment obligations in connection with self-insurance, in each case, that are incurred in the ordinary course of business in accordance with customary industry practice in amounts, and for the purposes, customary in the Company's industry;

            (ix) the incurrence by the Company of unsecured Indebtedness after the Initial Issuance Date the proceeds of which are utilized to finance Power Contract Buyouts and related restructuring and transaction and financing costs;

            (x) the incurrence by a special purpose entity of Indebtedness in a Securitization Transaction that is without recourse to the Company or to any other Regulated Subsidiary of the Company or their assets (other than such special purpose entity and its assets and, as to the Company or any Regulated Subsidiary of the Company, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

            (xi) the incurrence by the Company or any of its Regulated Subsidiaries of Indebtedness under the Accounts Receivables Facility or any other similar accounts receivables facilities, including any refinancings or replacements thereof in an aggregate principal amount of Indebtedness not to exceed $15,000,000 at any one time outstanding;

            (xii) the incurrence of Indebtedness by Connecticut Valley in an amount not to exceed $5,000,000 at any time outstanding; provided, however, that all net proceeds shall be applied to the repayment of the note in the original principal amount of $3,800,000 issued by Connecticut Valley and owed to and held by the Company, until all amounts on such note are paid in full; or

           (xiii) the incurrence by the Company or any of its Regulated Subsidiaries of additional Indebtedness after the Initial Issuance Date in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $15,000,000.

      (c) For purposes of determining compliance with this Section 3.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) of
Section 3.08(b), or is entitled to be incurred pursuant to Section 3.08(a), the Company shall be permitted to classify such item of

Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 3.08.

      Section 3.09. Asset Sales other than Mortgaged Property Asset Sales.

      (a) The Company shall not, and shall not permit any of its Regulated Subsidiaries to, consummate an Asset Sale, other than a Mortgaged Property Asset Sale, unless: (i) the Company (or the Regulated Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee in the event of any Asset Sale over $5,000,000); provided, that for purposes of an event set forth in clause
(ii) of the definition of "Event of Loss," fair market value shall be the fair market value judicially determined by a court of competent jurisdiction, and
(ii) at least 75% of the consideration therefor received by the Company or such Regulated Subsidiary is in the form of cash or cash equivalents (provided that the requirement of this clause (ii) shall not apply to Designated Asset Sales with an aggregate fair market value since the Initial Issuance Date of less than $5,000,000). For purposes of this provision, each of the following shall be deemed to be cash: (A) any liabilities (as shown on the Company's or such Regulated Subsidiary's most recent balance sheet) of the Company or any Regulated Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Bonds of Second Series) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Regulated Subsidiary from further liability and (B) securities, notes or other obligations received by the Company or any such Regulated Subsidiary from such transferee that are converted within 180 days by the Company or such Regulated Subsidiary into cash (to the extent of the cash received).

      (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, other than a Mortgaged Property Asset Sale, the Company or any Regulated Subsidiary may apply such Net Proceeds to: (i) the making of a capital expenditure or the acquisition of other property or assets, in each case which is used or useable in the regulated utility business of the Company or its Regulated Subsidiaries on the Initial Issuance Date or businesses reasonably related thereto or (ii) the repayment of outstanding Prior Lien Bonds.

      (c) Pending the final application of any such Net Proceeds, the Company or such Regulated Subsidiary may temporarily reduce amounts available under revolving credit facilities or invest such Net Proceeds in any manner that is not prohibited by this Second Supplemental Indenture and the Second Mortgage.

      (d) Any Net Proceeds from Asset Sales other than Mortgaged Property Asset Sales that are not applied or invested as provided in Section 3.09(b) shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $7,500,000, the Company or the applicable Regulated Subsidiary will be required to make an offer to all Holders of Bonds of Second Series (an "Asset Sale Offer") and all holders of additional Second Mortgage Bonds then Outstanding to purchase the maximum principal amount of Bonds of Second Series and such additional Second Mortgage Bonds that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Second Mortgage. To the extent that the aggregate amount of Bonds of Second Series and such additional Second Mortgage Bonds tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or its Regulated Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Bonds of Second Series and such additional Second Mortgage Bonds surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Bonds of Second Series and additional Second Mortgage Bonds to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, neither the Company nor any Regulated Subsidiary shall be obligated to make an Asset Sale Offer if such offer would violate an order, rule or regulation of a governmental authority with jurisdiction over the Company or any such Regulated Subsidiary; provided that the Company and such Regulated Subsidiary shall use their reasonable best efforts to vacate or modify such order to permit such Asset Sale Offer.

      Section 3.10. Mortgaged Property Asset Sales and Events of Loss.

      (a) The Company shall not engage in a Mortgaged Property Asset Sale unless

            (i) such Mortgaged Property Asset Sale involves the Mortgaged Property in its entirety, or, if such Mortgaged Property Asset Sale involves less than all of the Mortgaged Property (a "Partial Mortgaged Property Asset Sale"), such Partial Mortgaged Property Asset Sale involves a single Mortgaged Property Asset Sale with a fair market value at the time of consummation of such Mortgaged Property Asset Sale not exceeding $10,000,000 and is not part of a series of Mortgaged Property Asset Sales in any twelve month period with an aggregate value (measured as of the time of consummation of such sales) exceeding $10,000,000; provided, however, that any Mortgaged Property Asset Sale in contemplation of or as part of the restructuring of the Company in which the Company divests generation assets and/or power purchase agreements shall not be subject to the $10,000,000 limitation in this clause (i);

            (ii) the Company receives consideration in respect of and concurrently with such Mortgaged Property Asset Sale at least equal to the fair market value of such Mortgaged Property;

            (iii) with respect to each such Mortgaged Property Asset Sale, the
                  Company delivers an Officers' Certificate to the Trustee dated no more than 15 days prior to the date of consummation of the relevant Mortgaged Property Asset Sale, certifying that

                  (A)   such sale complies with clauses (i) and (ii) above and

                  (B) if the fair market value of the Mortgaged Property being sold exceeds $5,000,000, such fair market value was based on the opinion of an Independent Appraiser prepared contemporaneously with such Mortgaged Property Asset Sale and which opinion, in such case, will be attached to the Officers' Certificate, as evidenced by copies of a resolution of the Board of Directors of the Company adopted in respect of and substantially concurrently with such Mortgaged Property Asset Sale;

            (iv)  100% of such consideration is in cash or Cash Equivalents; and

            (v) the Net Proceeds therefrom shall be paid to the trustee under the First Mortgage to be held in accordance with the terms of the First Mortgage if any First Mortgage Bonds are then outstanding and, upon release of such Net Proceeds by such trustee, such Net Proceeds shall be paid directly to the Trustee pursuant to the Second Mortgage, to be held by the Trustee as additional Mortgaged Property. To the extent that such Net Proceeds are applied to the purchase of Bondable Property, such Bondable Property shall become subject to the Lien of the Second Mortgage and shall become additional Mortgaged Property.

      (b) The Company, within 360 days from the date of consummation of such Mortgaged Property Asset Sale, may apply all of the Net Proceeds of a Mortgaged Property Asset Sale: (i) to purchase or otherwise invest in Bondable Property which shall become additional Mortgaged Property under the Second Mortgage; or
(ii) to repay outstanding Prior Lien Bonds.

      (c) Any such Net Proceeds of a Mortgaged Property Asset Sale not so applied shall constitute "Excess Proceeds" and shall be applied, to the extent the Net Proceeds can be released from the First Mortgage and Second Mortgage, to make an Asset Sale Offer, in accordance with the terms of Section 3.09(b). The Company shall use its reasonable best efforts to obtain the release of such Net Proceeds from the provisions of the First Mortgage and the Second Mortgage.

      (d) If the Company suffers an Event of Loss with respect to Mortgaged
Property: (i) the Net Proceeds therefrom shall be paid to the trustee under the First Mortgage to be held in accordance with the terms of the First Mortgage if any First Mortgage Bonds are then outstanding and, upon release of such Net Proceeds by such trustee, such Net Proceeds shall be paid directly to the Trustee pursuant to the Second Mortgage, to be held by the Trustee as additional Mortgaged Property; and (ii) the Company shall take such actions, at its sole expense, as may be required to ensure that the Trustee, pursuant to the Second Mortgage, has from the date of such deposit a Lien (ranking prior to all other Liens on the property other than the Lien of the First Mortgage) on such Net Proceeds pursuant to the terms of this Second Mortgage.

      (e) As any portion or all of the Net Proceeds from any such Event of Loss are received by the Trustee, the Company may apply all of such amount or amounts, as received, together with all interest earned thereon, individually or in combination: (i) to purchase or otherwise invest in Bondable Property which shall become additional Mortgaged Property under the Second Mortgage, (ii) to restore the relevant Mortgaged Property or (iii) to repay outstanding Indebtedness with Liens on the Mortgaged Property that rank prior in payment to the Bonds of Second Series.

      (f) In the event that the Company elects to restore the relevant Mortgaged Property pursuant to Section 3.10(e)(ii), within six months of receipt of such Net Proceeds from an Event of Loss, the Company shall (i) give the Trustee irrevocable written notice of such election and (ii) enter into a binding commitment to restore such Mortgaged Property, a copy of which shall be supplied to the Trustee, and shall have 12 months or as soon as is reasonably practicable from the date of such binding commitment to complete such restoration, which shall be carried out with due diligence. Any such Net Proceeds of an Event of Loss not so applied shall constitute "Excess Proceeds" and shall be applied to make an Asset Sale Offer in accordance with Section 3.10(b).

      (g) In the event that the Company decides pursuant to the foregoing provisions to apply any portion of the Net Proceeds from a Mortgaged Property Asset Sale or an Event of Loss to purchase or otherwise invest in Bondable Property,

            (i) the Company shall deliver an Officers' Certificate to the Trustee dated no more than 30 days prior to the date of consummation of the relevant investment in Bondable Property, certifying that the purchase price for the amount of the investment in Bondable Property does not exceed the fair market value of such Bondable Property, and, if the fair market value of such Bondable Property exceeds $1,000,000, certifying that the fair market value of such Bondable Property was determined in good faith by the Board of Directors of the Company and, in the event the fair market value of such Bondable Property exceeds $5,000,000, was based on the opinion of an Independent Appraiser attached to the Officer's Certificate, as evidenced by copies of a resolution of the Board of Directors of the Company adopted in respect of and substantially concurrently with the investment in such Bondable Property;

            (ii) the Trustee will release such certified purchase price to the Company, free of the Lien of the Second Mortgage; and

            (iii) the Company shall take such actions, at its sole expense, as shall be required to permit the Trustee, pursuant to this Second Mortgage, to release such Net Proceeds, together with any interest thereon, from the lien of this Second Mortgage and to ensure that the Trustee has, from the date of such purchase or investment, a Lien ranking prior to all Liens (other than the Lien securing any outstanding First Mortgage Bonds and Permissible Encumbrances) on such Bondable Property under the Second Mortgage.

      Section 3.11. Transactions with Affiliates.

      (a) The Company shall not, and shall not permit any of its Regulated Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Regulated Subsidiary than those that would have been obtained in a comparable transaction by the Company or Regulated Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee (A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $2,500,000 a resolution of the Board of Directors set forth in an officer's certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and (B) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Company or such Regulated Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Appraiser.

      (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 3.11(a): (i) any employment agreement entered into by the Company or any of its Regulated Subsidiaries in the ordinary course of business and consistent with past practices of the Company or such Regulated Subsidiary; (ii) commercial transactions in the ordinary course of business for the provision of goods and services by the Company to any of its Subsidiaries or Affiliates (or, following a Holding Company Transaction, any Subsidiary or Affiliate of the Holding Company); provided that the consideration received by the Company is not less than the lower of cost to the Company of providing such goods and services or the fair market value of such goods and services; (iii) transactions between or among the Company and/or its Regulated Subsidiaries; and (iv) Restricted Payments permitted by Section 3.06.

      Section 3.12. Liens.

      (a) The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any Mortgaged Property, other than the following Liens:

            (i)   Permissible Encumbrances;

            (ii) Liens which rank prior in right of payment to the Lien on the Mortgaged Property securing the Bonds of Second Series, provided such Liens do not secure an amount of Indebtedness in excess of: (i) $103,400,000, minus (ii) the aggregate principal amount of Second Mortgage Bonds issued pursuant to and in accordance with Section 3.12(a)(iii)(B) on the basis of the retirement, purchase or acquisition of Prior Lien Bonds;

            (iii) Liens which rank equal in right of payment with the Lien on the Mortgaged Property securing the Bonds of Second Series, provided such Liens do not secure an amount of Indebtedness in excess of the sum of: (A) the lesser of the Cost or fair market value of Unbonded Bondable Property, after deducting the principal amount of all Prior Lien Bonds, including First Mortgage Bonds, which are (1) Outstanding and secured by a Prior Lien on Bondable Property owned by the Company at the date of the Second Mortgage, (2) Outstanding and secured by a Prior Lien on Bondable Property at the date of its acquisition by the Company after such date and (3) issued after the date of the Second Mortgage; and (B) the principal amount of Bonds of First Series and Prior Liens Bonds, including First Mortgage Bonds, which the Company has retired, purchased or acquired since the date of this Second Mortgage or the Company is retiring, purchasing or acquiring, and which have not already been Bonded; and (C) the amount of cash deposited with the Trustee for such purpose; and

            (iv) Liens on Mortgaged Property that rank junior in right of payment to the Lien of the Second Mortgage.

      (b) The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired by the Company that does not constitute Mortgaged Property, other than the following Liens:

            (i)   Liens on Equity Interests in Unregulated Subsidiaries;

            (ii) Liens on Equity Interests or assets of Connecticut Valley securing Indebtedness in an aggregate principal amount not to exceed $5,000,000;

            (iii) Liens on any property acquired, constructed or improved by the
                  Company after the date the Bonds of First Series were issued, and which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 180 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith);

            (iv) Liens on any property existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including Liens on property of a person existing at the time such person becomes a Regulated Subsidiary); provided that such Liens were not incurred in contemplation of the acquisition of such property and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Regulated Subsidiary or which becomes a Regulated Subsidiary of the Company in connection with such transaction;

            (v) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or political entity affiliated therewith to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Indebtedness Incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

            (vi) Liens on property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided, that 180 days from the creation of such Liens the Company must have disposed of such property and any Indebtedness secured by such Liens shall be without recourse to the Company;

            (vii) Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company, or deposits or pledges to obtain the release of any of the foregoing;

           (viii) Liens arising out of pledges or deposits under workmen's compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company is a party, or deposits to secure the Company's public or statutory obligations, or deposits in connection with obtaining or maintaining self insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure security, appeal or customs bonds to which the Company or any Regulated Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

            (ix) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company with respect to which the Company is in good faith prosecuting an appeal or proceeding for review, or Liens incurred by the Company for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company is a party;

            (x) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which are being contested in good faith by appropriate proceedings;

            (xi) Liens consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords' liens and other similar liens and encumbrances none of which interferes materially with the use of the property covered thereby in the ordinary course of the Company's business and which do not materially detract from the value of such properties;

            (xii) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses; provided, that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property or Indebtedness that secured the Lien extended, renewed or replaced and (ii) the amount of Indebtedness secured by such Lien at such time is not increased;

           (xiii) Liens on accounts receivable of the Company or any Regulated Subsidiary securing Indebtedness incurred pursuant to Section 3.08(b)(xi); and

            (xiv) Liens on assets of a special purpose entity incurred in connection with a Securitization Transaction.

      Section 3.13. Sale and Leaseback Transactions.

      (a) The Company will not, and will not permit any of its Regulated Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Regulated Subsidiary may enter into a Sale and Leaseback Transaction if: (i) the Company or that Regulated Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under Section 3.08; (ii) the gross cash proceeds of that Sale and Leaseback Transaction are at last equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and (iii) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section
3.09 and Section 3.10.

      (b) The foregoing shall not prevent transactions between or among the Company and/or its Regulated Subsidiaries or Securitization Transactions.

      Section 3.14. Designation of Regulated and Unregulated Subsidiaries.

      (a) The Board of Directors may designate any Regulated Subsidiary to be an Unregulated Subsidiary if that designation would not cause a Default; provided that in no event shall the regulated utility business currently operated by the Company be transferred to or held by an Unregulated Subsidiary. If a Regulated Subsidiary is designated as an Unregulated Subsidiary, the aggregate fair market value of all Outstanding Investments owned by the Company and its Regulated Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of Section 3.06 or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Regulated Subsidiary otherwise meets the definition of an Unregulated Subsidiary. The Board of Directors may redesignate any Unregulated Subsidiary to be a Regulated Subsidiary if the redesignation would not cause a Default.

      (b) Any designation of a Subsidiary of the Company as an Unregulated Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the conditions within the definition of "Unregulated Subsidiary" and was permitted by Section 3.06. If, at any time, any Unregulated Subsidiary would fail to meet the preceding requirements as an Unregulated Subsidiary, it shall thereafter cease to be an Unregulated Subsidiary for purposes of the Second Mortgage and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Regulated Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under
Section 3.08, the Company shall be in default of such Section. The Board of Directors of the Company may at any time designate any Unregulated Subsidiary to be a Regulated Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Regulated Subsidiary of the Company of any outstanding Indebtedness of such Unregulated Subsidiary and such designation shall be permitted only if (1) such Indebtedness is permitted under Section 3.08, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

      Section 3.15. Changes in Covenants when Bonds of Second Series Rated Investment Grade.

      (a) If at any time the Bonds of Second Series are rated BBB- (or the equivalent) or higher by Standard & Poor's or Baa 3 (or the equivalent) or higher by Moody's (each, a "Rating Event" and such date, the "Rating Event Date"), Sections 3.04(b), 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.13 and
6.01 in this Second Supplemental Indenture (collectively, the "Suspended Sections") shall not be applicable to the Bonds of Second Series; provided, however if at any time after a Rating Event Date the Bonds of Second Series shall be rated lower than BBB- by Standard & Poor's, if rated by Standard & Poor's, and Baa 3 by Moody's, if rated by Moody's, the Suspended Sections shall be automatically reinstated (the "Reinstated Sections") and all events that occurred during any time that such sections were suspended and that would have violated such sections had such sections been in effect shall be deemed not to constitute a Default or an Event of Default, as the case may be, and shall be deemed to have been in compliance with such sections for all purposes; provided, further that thereafter all events occurring during any period in which the Suspended Sections have been reinstated shall be required to be in compliance with the Reinstated Sections.

      (b) Notwithstanding the foregoing, if Standard & Poor's and Moody's cease to rate the Bonds of Second Series for reasons outside of the control of the Company, the Company may select a replacement rating agency that is a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, and the lowest investment grade credit rating from such replacement agency shall be substituted in the preceding paragraph for the determination of a Rating Event.

                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

      Section 4.01. Events of Default. The occurrence of any of the following events shall be an "Event of Default" with respect to the Bonds of Second
Series:

      (a) the Company defaults in the payment when due of interest on the Bonds of Second Series and such default continues for a period of 30 days;

      (b) the Company defaults in the payment when due of principal of or premium, if any, on the Bonds of Second Series when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

      (c) the Company or any of its Regulated Subsidiaries fails to comply with any of the provisions of Section 3.10 or 6.01 at any time such covenants are applicable for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Bonds of Second Series then Outstanding voting as a single class;

      (d) the Company fails to observe or perform any other covenant or other agreement in the Second Mortgage for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Bonds of Second Series then Outstanding voting as a single class;

      (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Regulated Subsidiaries (or the payment of which is guaranteed by the Company or any of its Regulated Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Second Mortgage (other than Indebtedness of a Regulated Subsidiary owed to and held by the Company), if that default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

      (f) failure by the Company or any of its Regulated Subsidiaries to pay final non-appealable judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days, provided, that this clause (f) shall not apply to any judgment in favor of the Company against a Regulated Subsidiary;

      (g) any event of the type described in clauses (v) or (vi) of Section 12.01(a) of the Indenture shall occur with respect to the Company or any of its Regulated Subsidiaries that are Significant Subsidiaries or any group of Regulated Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in each case continued beyond the period of grade specified therein; and

      (h) the occurrence of any other Event of Default under (and as defined in) the Indenture.

      Notwithstanding the foregoing, solely for purposes of determining whether an Event of Default has occurred under clause (e), (f) or (g) of this Section 4.01, the term "Regulated Subsidiary" shall not include Connecticut Valley at any time that the Investment by the

Company in Connecticut Valley (including amounts invested prior to the Initial Issuance Date) does not exceed $12,000,000.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of any premium that the Company would have been required to pay if the Company then had elected to redeem the Bonds of Second Series pursuant to the optional redemption provisions of this Second Supplemental Indenture, an equivalent premium shall become and be immediately due and payable to the extent permitted by law upon the acceleration of the Bonds of Second Series.

      Section 4.02. Acceleration. Subject to the Indenture, if any Event of Default (other than an Event of Default specified in clause (g) of Section 4.01 hereof with respect to the Company, any Regulated Subsidiaries that are Significant Subsidiaries or any group of Regulated Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Bonds of Second Series may declare all the Bonds of Second Series to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) of Section 4.01 hereof occurs with respect to the Company, any of its Regulated Subsidiaries that are Significant Subsidiaries or any group of Regulated Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all Outstanding Bonds of Second Series shall be due and payable immediately without further action or notice.

                                    ARTICLE V

                                   THE TRUSTEE

      Section 5.01. Extent of Trustee's Liability. The Trustee shall not be responsible in any manner whatsoever for, or in respect of, the validity or sufficiency of this Second Supplemental Indenture or the due execution hereof by the Company, or for, or in respect of, the recitals and statements contained herein, all of which recitals and statements are made solely by the Company. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture other than as set forth in the Indenture; and this Second Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

                                   ARTICLE VI

                                   SUCCESSORS

      Section 6.01. Merger, Consolidation, or Sale of Assets. So long as any Bonds of Second Series are Outstanding, the Company shall not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Regulated Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless: (i) the corporation formed by such consolidation or surviving in such merger or the Person that acquires by sale, assignment, transfer, conveyance or other disposition, or that leases, such assets (in each such case, the "Successor Entity"), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company's obligations under the Second Mortgage and the Bonds of Second Series; (ii) immediately before and after such transaction no Default or Event of Default exists; and (iii) the Successor Entity (or the Company, in the case of a consolidation or merger in which the Company is the surviving entity) (a) has Consolidated Net Worth immediately after the transaction (but prior to any revaluation or recalculation of Consolidated Net Worth as of the date of the transaction relating to a carry-over basis (if any) of the assets acquired in the transaction (as determined in accordance with GAAP)) equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction; and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of not less than 2.50 to 1 (calculated in accordance with Section 3.08), provided, that the foregoing clause (3) shall not prevent a Holding Company Transaction.

      In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties of assets, in one or more related transaction, to any other Person.

                                   ARTICLE VII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      Section 7.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 7.02 or 7.03 hereof be applied to all Outstanding Bonds of Second Series upon compliance with the conditions set forth below in this Article VII.

      Section 7.02. Legal Defeasance and Discharge. Upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.02, the Company shall, subject to the satisfaction of the conditions set forth in
Section 7.04 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Bonds of Second Series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Bonds of Second Series, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 7.05 hereof and the other Sections of the Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Bonds of Second Series and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Bonds of Second Series to receive solely from the trust fund described in Section 7.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Bonds of Second Series when such payments are due, (b) the Company's obligations with respect to such Bonds of Second Series under Sections 7.04(a) and 7.04(b) of this Second Supplemental Indenture hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VII. Subject to compliance with this Article VII, the Company may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03 hereof.

      Section 7.03. Covenant Defeasance. Upon the Company's exercise under
Section 7.01 hereof of the option applicable to this Section 7.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be released from its obligations under the covenants and agreements contained in Section 2.03, Article III, and clause (d) of Section 4.01 hereof with respect to the Outstanding Bonds of Second Series on and after the date on which the conditions set forth in Section 7.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Bonds of Second Series shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Bonds of Second Series shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Bonds of Second Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or agreement, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or agreement or by reason of any reference in any such covenant or agreement to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 4.01 hereof, but, except as specified above, the remainder of this Second Supplemental Indenture and such Bonds of Second Series shall be unaffected thereby. In addition, upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.03 hereof, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, the events described in clauses (c) through (f) and (h) of Section 4.01 hereof shall not constitute Events of Default.

      Section 7.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 7.02 or 7.03 hereof to the Outstanding Bonds of Second Series:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Bonds of Second Series, cash in United States dollars, non-callable Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an Independent Accountant, to pay the principal of, or interest and premium, if any, on the Outstanding Bonds of Second Series on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Bonds of Second Series are being defeased to maturity or to a particular redemption date;

      (b) in the case of an election under Section 7.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Second Mortgage, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such

Opinion of Counsel shall confirm that, the Holders of the Outstanding Bonds of Second Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 7.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Bonds of Second Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing either: (i) on the date of such deposit (other than a Default or Event of Default resulting from borrowing of funds to be applied to such deposit); or
(ii) insofar as Section 4.01(g) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Second Mortgage) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Bonds of Second Series over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

      (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      Section 7.05. Deposited Money and Governmental Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 18.02 of the Indenture, all money and non-callable Governmental Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the "Trustee") pursuant to
Section 7.04 hereof in respect of the Outstanding Bonds of Second Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Bonds of Second Series and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Bonds of Second Series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Governmental Obligations deposited pursuant to Section 7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Bonds of Second Series.

      Anything in this Article VII or in Article XI of the Indenture to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Governmental Obligations held by it as provided in Section 7.04 hereof which, in the opinion of an Independent Accountant expressed in an Accountant's Certificate delivered to the Trustee (which may be the opinion delivered under Section 7.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      Section 7.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Governmental Obligations in accordance with Section 7.02 or 7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under the Indenture and the Bonds of Second Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or
7.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.02 or 7.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Bond of Second Series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Bonds of Second Series to receive such payment from the money held by the Trustee or Paying Agent and, to the extent of each such payment, the Trustee shall release from the Lien of the Second Mortgage and deliver and pay to the Company the amounts determined pursuant to the last paragraph of Section 7.05.

                                  ARTICLE VIII

                     SATISFACTION OF BONDS OF SECOND SERIES

      Section 8.01. Satisfaction. The Second Mortgage shall cease to be of further effect as to the Bonds of Second Series when (a) either: (i) all Bonds of Second Series that have been authenticated (except lost, stolen or destroyed Bonds of Second Series that have been replaced or paid and Bonds of Second Series for the payment of which money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (ii) all Bonds of Second Series that have not been delivered to the Trustee for cancellation have become due an payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Governmental Obligations, or a combination thereof, in such amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Bonds of Second Series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; (c) the Company has paid or caused to be paid all sums payable by it in respect of the Bonds of Second Series; and (d) the Company has delivered irrevocable instructions to the Trustee under the Second Mortgage to apply the deposited money toward the payment of the Bonds of Second Series at maturity or the redemption date, as the case may be. The Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee confirming that all conditions precedent set forth in this Section 8.01 have been satisfied promptly upon the satisfaction of such conditions.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

      Section 9.01. Incorporation of the Terms of the Indenture. Except insofar as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Indenture, as amended, shall be deemed to be incorporated in, and made a part of, this Second Supplemental Indenture; and the Indenture as supplemented and amended by this Second Supplemental Indenture is in all respects ratified and confirmed; and the Indenture, as amended, and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      Section 9.02. Amendment of the Second Supplemental Indenture.

      (a) Except as provided in the next two succeeding paragraphs, the Supplemental Indenture or the Bonds of Second Series may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Bonds of Second Series then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Bonds of Second Series), and any existing default or compliance with any provision of the Second Supplemental Indenture or the Bonds of Second Series may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Bonds of Second Series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Bonds of Second Series).

      (b) Without consent of each Holder affected, an amendment or waiver of the Second Supplemental Indenture or the Bonds of Second Series may not (with respect to any Bonds of Second Series held by a non-consenting Holder):

            (i) reduce the principal amount of the Bonds of Second Series the Holders of which must consent to an amendment, supplement or waiver;

            (ii) reduce the principal of or change the fixed maturity of any Bond of Second Series or alter the provisions with respect to the redemption of the

                  Bonds of Second Series (other than provisions of or relating to Sections 2.03, 3.09 and 3.10);

            (iii) reduce the rate of or change the time for payment of interest on any Bond of Second Series;

            (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Bonds of Second Series (except a rescission of acceleration of the Bonds of Second Series by the Holders of at least a majority in aggregate principal amount of the Bonds of Second Series and a waiver of the payment default that resulted from such acceleration);

            (v) make any Bond of Second Series payable in money other than that stated in the Bonds of Second Series;

            (vi) make any change in the provisions of the Second Supplemental Indenture relating to waivers of past Defaults or the rights of Holders of Bonds of Second Series to receive payments of principal of, interest, if any, or premium, if any, on the Bonds of Second Series;

            (vii) waive a redemption payment with respect to any Bond of Second
                  Series (other than a payment required by Section 2.03, 3.09 or 3.10); or

           (viii) make any change in the preceding amendment and waiver provisions.

      (c) Notwithstanding the preceding, without the consent of any Holder of Bonds of Second Series, the Company and the Trustee may amend or supplement the Second Supplemental Indenture or the Bonds of Second Series;

            (i)   to cure any ambiguity, defect or inconsistency;

            (ii) to provide for uncertificated Bonds in addition to or in place of certificated Bonds;

            (iii) to provide for the assumption of the Company's obligations to
                  Holders of Bonds of Second Series in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

            (iv) to make any change that would provide any additional rights or benefits to the Holders of Bonds of Second Series or that does not adversely affect the legal rights under the Second Mortgage of any such Holder; or

            (v) to comply with requirements of the Commission in order to effect or maintain the qualification of the Second Mortgage under the TIA.

      Section 9.03. Benefits of Indenture. Nothing in this Second Supplemental Indenture is intended, or shall be construed, to give to any Person, other than the parties hereto and the holders of Bonds of Second Series issued and to be issued under, and secured by, the Indenture, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Second Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of Bonds of Second Series issued and to be issued under the Indenture and secured thereby.

      Section 9.04. Successors and Assigns. All covenants, stipulations and agreements in this Second Supplemental Indenture contained by or on behalf of the Company shall bind and (subject to the provisions of the Second Mortgage) inure to the benefit of its successors and assigns, whether so expressed or not.

      Section 9.05. Headings. The headings of the several Articles of this Second Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be any part hereof.

      Section 9.06. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, said CENTRAL VERMONT PUBLIC SERVICE CORPORATION has caused this instrument to be signed, and its corporate seal attested by its Secretary to be hereunto affixed, by __________, its _________ and Agent in that behalf duly authorized, and said THE BANK OF NEW YORK, to evidence its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be executed in its corporate name and its corporate seal to be hereto affixed by _____________________, ___________________, all as of the day and year first above written.



                                    CENTRAL VERMONT PUBLIC
                                    SERVICE CORPORATION

                                    By ________________________
                                       Name:
                                       Title:

Attest:

By ________________________
   Name:
   Title:


Signed, sealed and delivered on                               (Corporate Seal)
behalf of Central Vermont Public
Service Corporation in the presence
of:

_________________________
 Name:
 Title:


_________________________
 Name:
 Title:

                                    THE BANK OF NEW YORK
                                    as Trustee as aforesaid,

                                    By ________________________
                                       Name:
                                       Title:



                                                              (Corporate Seal)

Signed, sealed and delivered
on behalf of The Bank of New York
in the presence of:

_________________________
 Name:
 Title:


_________________________
 Name:
 Title:

STATE OF VERMONT  )
                  ) ss.
COUNTY OF RUTLAND )


      On this ___ day of _______, A.D. 1999, before me, a Notary Public in and for said State of Vermont, duly commissioned and acting as such, personally came __________________________________________, ______ and Agent of said Central
Vermont Public Service Corporation, to me personally known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me did depose and say: that he resides in ____________, Vermont; that he is ____________________ and Agent duly authorized of Central Vermont Public Service Corporation, a Vermont corporation and the Corporation described in and which executed the above instrument as party of the first part; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order and authority of the Board of Directors of said Corporation, and that he signed his name thereto by like order and authority, and he acknowledged and declared that he executed the foregoing instrument and affixed the seal of said Central Vermont Public Service Corporation thereto as its Agent by order and authority of the Board of Directors of said Corporation, and acknowledged the same to be his free act and deed in said capacity, and the free act and deed of said Corporation in said capacity.

      WITNESS my hand and official seal the day and year aforesaid.



                                           _______________________
                                           Name:
                                           Notary Public

                                           My commission expires __________

                                                               (Notarial Seal)

STATE OF NEW YORK                   )
                                    ) ss.
COUNTY OF NEW YORK                  )


      On this ___ day of ________, A.D. 1999, before me, a Notary Public in and for said State of New York, duly commissioned and acting as such, personally came _____________, __________________ of said The Bank of New York, to me personally known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me did depose and say: that she resides at _______________________________________; that he/she is
__________________ and agent duly authorized of The Bank of New York, the Corporation described in and which executed the above instrument as party of the second part; that he/she knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order and authority of the Board of Directors of said Corporation, and that he/she signed his/her name thereto by like order and authority, and he/she acknowledged and declared that he/she executed the foregoing instrument and affixed the seal of said Corporation thereto as its Agent by order and authority of the Board of Directors of said Corporation, and acknowledged the same to be his/her free act and deed in said capacity, and the free act and deed of said Corporation in said capacity. And said _____________________, ___________________ of said The Bank of New York, further acknowledged that she accepted the trust herein before created for, and on behalf of, said The Bank of New York, Trustee, upon the terms therein named.

      WITNESS my hand and official seal the day and year aforesaid.



                                            ______________________
                                            Name:
                                            Notary Public

                                            My commission expires ___________


                                                               (Notarial Seal)

                                                                       EXHIBIT 1

                                  Form of Bond

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

      THIS BOND OF SECOND SERIES IS A GLOBAL BOND AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                   CENTRAL VERMONT PUBLIC SERVICE CORPORATION


                      8 1/8% Second Mortgage Bonds due 2004
                                   (Series B)


No. [R-001]
$[_________]


                                                             CUSIP 155771 AQ 1


            CENTRAL VERMONT PUBLIC SERVICE CORPORATION promises to pay to Cede & Co. or registered assigns, the principal sum of $[________]
([__________________________] DOLLARS) on August 1, 2004.

            Interest Payment Dates: February 1 and August 1

            Record Dates: January 15 and July 15

            Reference is hereby made to the further provisions of this Bond of Second Series set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Bond of Second Series shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, CENTRAL VERMONT PUBLIC SERVICE CORPORATION has caused this Bond of Second Series to be duly executed.


      Dated: _______, _____


                                        CENTRAL VERMONT PUBLIC  SERVICE
                                        CORPORATION



                                        By:_____________________________________
                                           Robert H. Young

                                           President and Chief Executive Officer


                                                      (SEAL)

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Bonds of Second Series referred to in the within-mentioned Second Mortgage.

Dated: _______, ____


      THE BANK OF NEW YORK,

        as Trustee


      By: __________________________________

            Name:

            Authorized Signatory

                                 REVERSE OF BOND

                      8 1/8% Second Mortgage Bonds due 2004
                                   (Series B)
                         (the "Bonds of Second Series")

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Central Vermont Public Service Corporation, a Vermont corporation (the "Company"), promises to pay interest on the principal amount of this Bond of Second Series at a rate of 8 1/8% per annum, until maturity, payable semi-annually in arrears on February 1 and August 1 each year, commencing on February 1, 2000. The Company shall make each interest payment to the Holders of record on the immediately preceding January 15 and July 15. Interest on the Bonds of Second Series will accrue from July 30, 1999, or, if interest has already been paid on the Bonds of First Series to be exchanged pursuant to the Exchange Offer for the corresponding Bonds of Second Series, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of redemption shall be pursuant to Section 2.02 of the Second Supplemental Indenture, as defined below.

      2. METHOD OF PAYMENT. So long as there is no existing default in the payment on the Bonds of Second Series, the Company will pay to the Person in whose name any Bonds of Second Series is registered at the close of business on any record date (as defined in Section 2.01 of the Second Supplemental Indenture) with respect to any interest payment date the interest payable on such interest payment date, notwithstanding any transfer or exchange of such Bonds of Second Series subsequent to the record date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case the Company will pay defaulted interest to the Person in whose name such Bonds of Second Series is registered on the date of the payment of such defaulted interest. The term "default in the payment of interest" means the failure to pay interest due on the applicable interest payment date disregarding any period of grace permitted by Section 12.01 of the Indenture. The principal of and interest and premium, if any, on the Bonds of Second Series shall be payable in lawful money of the United States of America; the place where such principal shall be payable shall be at the principal office of the Trustee in the Borough of Manhattan, City and State of New York (or at the principal office of any successor in trust); the place where interest and premium, if any, shall be payable shall be the office or agency of the Company in the Borough of Manhattan, City and State of New York, or by check mailed to the registered holders of the Bonds of Second Series, except as set forth below; provided that all payments by the Company of principal of, or interest and premium, if any, on
(a) the Bonds
of Second Series represented by the Global Bond shall be paid by wire transfer of immediately available funds to the account specified by the Global Bond Holder and (b) the Bonds of Second Series represented by certificated bonds shall be paid (i) by wire transfer of immediately available funds to the respective accounts specified in writing to the Paying Agent prior to the applicable record date by any Holders of not less than $1,000,000 in principal amount of the Bonds of Second Series and (ii) by check to the registered address of each Holder of $1,000,000 or less in principal amount of the Bonds of Second Series, or if no such account is specified.

      3. PAYING AGENT, REGISTRAR AND EXCHANGE AGENT. Initially, The Bank of New York, the Trustee under the Second Mortgage, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Bank of New York will also act as Exchange Agent pursuant to the Exchange Offer.

      4. SECOND MORTGAGE INDENTURE AND SECOND SUPPLEMENTAL INDENTURE. The Company issued the Bonds of Second Series under a Second Mortgage Indenture dated as of July 15, 1999 (the "Indenture") and a Second Supplemental Indenture thereto, dated as of ________, 1999 (the "Second Supplemental Indenture"), each between the Company and the Trustee. The Indenture and the Second Supplemental Indenture, as they may be further amended or supplemented from time to time, are collectively referred to herein as the "Second Mortgage." The terms of the Bonds of Second Series include those stated in the Second Mortgage and those made part of the Second Mortgage by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Bonds of Second Series are subject to all such terms, and Holders are referred to the Second Mortgage and the TIA for a statement of such terms. To the extent any provision of this Bond of Second Series conflicts with the express provisions of the Second Mortgage, the provisions of the Second Mortgage shall govern and be controlling. The Bonds of Second Series are secured obligations of the Company limited to an aggregate principal amount of $75,000,000, minus the outstanding aggregate principal amount of the Bonds of First Series that have not been accepted for exchange pursuant to the Exchange Offer.

      5. OPTIONAL REDEMPTION. The Company shall have the option to redeem the Bonds of Second Series in whole or in part (if in part, on a pro rata basis), at any time and from time to time, upon not less than 30 nor more than 60 days' notice to Holders of such Bonds of Second Series, in cash at a redemption price equal to 100% of the principal amount of the Bonds of Second Series to be redeemed plus accrued and unpaid interest thereon through the applicable redemption date, plus the applicable Make Whole Premium. No bonds of $1,000 in principal amount or less shall be redeemed in part.

            "Make Whole Premium," with respect to any Bond of Second Series shall mean, with respect to any prepayment of such Bond of Second Series in circumstances requiring the payment of a Make Whole Premium, an amount equal to the excess of (A) the aggregate present value as of the date of such prepayment of the expected future cash flows of such Bond of Second Series (for the avoidance of doubt, such amounts shall include all principal and interest payable with respect to such Bond of Second Series) (exclusive of interest accrued to the date of prepayment) that, but for such prepayment, would have been payable if such prepayment had not been made, all determined by discounting such amounts at a rate which is equal to the Treasury Rate three days prior to prepayment plus 50 basis points over (B) the aggregate principal amount of the Bond of Second Series then to be prepaid. For purposes of this definition the below listed terms shall be defined as follows:

            "Treasury Rate" means, at any time with respect to the Bonds of Second Series being prepaid, (a) the yield reported on page C4 of the Bloomberg Financial Markets Service (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York, New York time) for those actively traded United States government securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the Bonds of Second Series being prepaid or (b) in the event that no nationally recognized trading screen reporting on-line intraday trading in United States government securities is available, Treasury Rate shall mean the weekly average of the yield to maturity on the United States Treasury obligations with a constant maturity (as compiled by and published in the most recently published issue of the United States Federal Reserve Statistical Release designated H.15(519) or its successor publication) most nearly equal to (by rounding to the nearest month) the Weighted Average Life to Maturity of the Bonds of Second Series then being prepaid. If no maturity exactly corresponding to such Weighted Average Life to maturity of such Bonds of Second Series shall appear therein, the weekly average yield for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Rate shall be interpolated or extrapolated, as the case may be, from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (B) the then outstanding principal amount of such Indebtedness.

      6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Bonds of Second Series.

      7. REPURCHASE AT OPTION OF HOLDER. (a) If a Change of Control occurs, each Holder of Bonds of Second Series will have the right, at such Holder's option, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Bonds of Second Series pursuant to a Change of Control Offer on the terms set forth in the Second Mortgage. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Bonds of Second Series repurchased plus accrued and unpaid interest thereon, to the date of purchase. Within thirty days following any Change of Control, the Company shall mail a notice to each Holder offering to repurchase Bonds of Second Series on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Second Mortgage and described in such notice.

      (b) Pursuant to Section 3.09 of the Second Supplemental Indenture, when the aggregate amount of Excess Proceeds exceeds $7,500,000, the Company or the applicable Regulated Subsidiary will be required to make an offer to all Holders of Bonds of Second Series (an "Asset Sale Offer") and all holders of additional Second Mortgage Bonds then Outstanding to purchase the maximum principal amount of Bonds of Second Series and such additional Second Mortgage Bonds that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Second Mortgage. To the extent that the aggregate amount of Bonds of Second Series and such additional Second Mortgage Bonds tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or its Regulated Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Bonds of Second Series and such additional Second Mortgage Bonds surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Bonds of Second Series and additional Second Mortgage bonds to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount or Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, neither the Company nor any Regulated Subsidiary shall be obligated to make an Asset Sale Offer if such offer would violated an order, rule or regulation of a governmental authority with jurisdiction over the Company of any such Regulated Subsidiary; provided that the Company and such Regulated Subsidiary shall used their reasonable best efforts to vacate or modify such orders to permit such Asset Sale Offer.

      8. NOTICE OF REDEMPTION. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Bonds of Second Series to be redeemed at its registered address. Notices of redemption may not be conditional. If any Bond of Second Series is to be redeemed in part only, the notice of redemption that relates to that Bond of Second Series shall state the portion of the principal amount thereof to be redeemed. A new Bond of Second Series in principal amount equal to the unredeemed portion of the original Bond of Second Series will be issued in the name of the Holder thereof upon cancellation of the original Bond of Second Series. Bonds of Second Series called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Bonds or portions of them called for redemption. No Bonds of Second Series of $1,000 in principal amount or less shall be redeemed in part.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Bonds of Second Series are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Bonds of Second Series may be registered and Bonds of Second Series may be exchanged as provided in the Second Mortgage. The Company is not required to transfer or exchange any Bonds of Second Series selected for redemption. Also, the Company is not required to transfer or exchange any Bonds of Second Series for a period of 15 days before a selection of Bonds of Second Series to be redeemed.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Bond of Second Series may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Second Supplemental Indenture or the Bonds of Second Series may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Bonds of Second Series then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer for, Bonds of Second Series), and any existing default or compliance with any provision of the Second Supplemental Indenture or the Bonds of Second Series may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Bonds of Second Series (including, without limitation, consents obtained in connection with a purchase of, or tender offer for, Bonds of Second Series). Notwithstanding the preceding, without the consent of any Holder of Bonds of Second Series, the Company and the Trustee may amend or supplement the Second Supplemental Indenture or the Bonds of Second Series (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Bonds of Second Series in addition to or in place of certificated Bonds of Second Series; (c) to provide for the assumption of the Company's obligations to Holders of the Bonds of Second Series in case of a merger or consolidation or sale of all or substantially all of the Company's assets; (d) to make any change that would provide any additional rights or benefits to the Holders of the Bonds of Second Series or that does not adversely affect the legal rights under the Second Mortgage of any such Holder; or (e) to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Second Mortgage under the Trust Indenture Act.

      12. DEFAULTS AND REMEDIES. The occurrence of any of the following events shall be an "Event of Default" with respect to the Bonds of Second Series: (a) default for 30 days in the payment when due of interest on the Bonds of Second Series; (b) default in payment when due of the principal of, or premium, if any, on the Bonds of Second Series; (c) at any time such covenants are applicable, failure by the Company or any of its Regulated Subsidiaries to comply with the provisions of Sections 3.10 or 6.01 under the Second Supplemental Indenture at any times such Sections are applicable for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Bonds of the Second Series the Outstanding voting as a single class; (d) failure by the Company or any of its Regulated Subsidiaries for 60 days after notice to comply with any of the other covenants or agreements in the Second Mortgage for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of Bonds of Second Series then Outstanding voting as a single class; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Regulated Subsidiaries (or the payment of which is guaranteed by the Company or any of its Regulated Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Second Mortgage (other than Indebtedness of a Regulated Subsidiary owed to and held by the Company), if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (f) failure by the Company or any of it Regulated Subsidiaries to pay final non-appealable judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days, provided, that this clause (f) shall not apply to any judgment in favor of the Company against a Regulated Subsidiary; (g) certain events of bankruptcy or insolvency with respect to the Company or its Regulated Subsidiaries and (h) certain other events of default described in the Indenture.

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Regulated Subsidiary that is a Significant Subsidiary, or any group of Regulated Subsidiaries that, taken together, would constitute a Significant Subsidiary, all Outstanding Bonds of Second Series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Bonds of Second Series may declare all the Bonds of Second Series to be due and payable immediately.

         Notwithstanding the foregoing, solely for purposes of determining whether an Event of Default has occurred under clause (e), (f) or (g) above, the term "Regulated Subsidiary" shall not include Connecticut Valley at any time that the Investment by the Company in Connecticut Valley (including amount invested prior to the Initial Issuance Date) does not exceed $12,000,000.

         Holders of the Bonds of Second Series may not enforce the Second Mortgage or the Bonds of Second Series except as provided in the Second Mortgage. Subject to certain limitations, holders of a majority in principal amount of the then Outstanding Second Mortgage Bonds may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Bonds of Second Series notice of certain continuing Defaults or Events of

Default (except a Defaults or Events of Default relating to the payment of principal, interest, payments of any sinking or analogous fund) if it determines that withholding notice is in their interest.

         The Holders of a majority of aggregate principal amount of the Second Mortgage Bonds then Outstanding by notice to the Trustee may on behalf of the Holders of all of the Second Mortgage Bonds waive any existing Default or Event of Default and its consequences under the Second Mortgage except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Second Mortgage Bonds.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of any premium that the Company would have been required to pay if the Company then had elected to redeem the Bonds of Second Series pursuant to the optional redemption provisions of the Second Supplemental Indenture, an equivalent premium shall become and be immediately due and payable to the extent permitted by law upon the acceleration of the Bonds of Second Series.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Second Mortgage. At any time certain Suspended Sections are in effect, upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. If the Trustee becomes a creditor of the Company, the Second Mortgage limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue, or resign.

      14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Bonds of Second Series, the Second Mortgage or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Bonds of Second Series by accepting such Bond of Second Series waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds of Second Series.

      15. AUTHENTICATION. This Bond of Second Series shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Bonds of Second Series and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Bonds of Second Series or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      This Bond of Second Series shall be deemed to be governed by and construed in accordance with the laws of the State of New York.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Second Supplemental Indenture. Requests may be made to:

                  Central Vermont Public Service Corporation

                  77 Grove Street

                  Rutland, Vermont 05701

                  Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

        To assign this Bond of Second Series, fill in the form below:

      (I) or (we) assign and transfer this Bond of Second Series to:
                                        ______________________________________
                                        (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

      and irrevocably appoint ______________________________________________ to transfer this Bond of Second Series on the books of the Company. The agent may substitute another to act for him.

      Date:_______________________

                       Your Signature: _________________________________________
                                       (Sign exactly as your name appears on
                                        the face of this Bond)

      Signature Guarantee:__________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Bond of Second Series purchased by the Company pursuant to Section 2.03, 3.09 or 3.10 of the Second Supplemental Indenture, check the appropriate box below:

       |_| Section 2.03      |_| Section 3.09      |_| Section 3.10

      If you want to elect to have only part of the Bond of Second Series purchased by the Company pursuant to Section 2.03, Section 3.09 or Section 3.10 of the Second Supplemental Indenture, state the amount you elect to have purchased:


                                    $__________________

        Date:_________________

                       Your Signature: _________________________________________
                                       (Sign exactly as your name appears on
                                        the face of this Bond)

                             Tax Identification No.:____________________________


      Signature Guarantee:__________________________________

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND

      The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Definitive Bond, or exchanges of a part of another Global Bond or Definitive Bond for an interest in this Global Bond, have been made:

                                                             Principal
                Amount of             Amount of               Amount of
               decrease in           increase in           this Global Bond            Signature of
 Date of   Principal Amount of    Principal Amount of   following such decrease     Authorized Signatory
Exchange    this Global Bond       this Global Bond          (or increase)              of Trustee
- --------    ----------------       ----------------          -------------              ----------
